INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Charter Municipal Mortgage Acceptance Company on Form S-3 of our report dated March 12, 2001, appearing in the Annual Report on Form 10-K of Charter Municipal Mortgage Acceptance Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

December 11, 2001
New York, New York